   As filed with the Securities and Exchange Commission on December 13, 2000
                                              Registration No. 333-_____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                             INSIGNIA SOLUTIONS PLC
             (Exact Name of Registrant as Specified in its Charter)

        ENGLAND AND WALES                 7372                 NOT APPLICABLE
  (State or Other Jurisdiction     (Primary Standard          (I.R.S. Employer
        of Incorporation       Industrial Classification     Identification No.)
        or Organization)              Code Number)

                               ---------------------------

         41300 CHRISTY STREET                  THE MERCURY CENTRE, WYCOMBE LANE
         FREMONT, CALIFORNIA 94538             WOOBURN GREEN
         UNITED STATES OF AMERICA              HIGH WYCOMBE, BUCKS HP10 0HH
         (510) 360-3700                        UNITED KINGDOM
                                               (44) 1628-539500

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                  1995 INCENTIVE STOCK PLAN FOR U.S. EMPLOYEES
                     U.K. EMPLOYEE SHARE OPTION SCHEME 1996
                           (Full Title of the Plans)

                                STEPHEN M. AMBLER
          SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                             INSIGNIA SOLUTIONS PLC
                              41300 CHRISTY STREET
                            FREMONT, CALIFORNIA 94538
                                 (510) 360-3700
            (Name, Address and Telephone Number of Agent for Service)

                           ---------------------------

                                   COPIES TO:

                              CORINNA M. WONG, ESQ.
                              EDUARD M. SATO, ESQ.
                                BAKER & MCKENZIE
                                 660 HANSEN WAY
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 856-2400

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------ --------------------- --------------------- ---------------------- ------------------
                                                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES TO BE       AMOUNT TO BE       OFFERING PRICE PER     AGGREGATE OFFERING       AMOUNT OF
           REGISTERED (1) (2)                   REGISTERED             SHARE (3)              PRICE (3)        REGISTRATION FEE
------------------------------------------ --------------------- --------------------- ---------------------- ------------------
Ordinary Shares, 20 pence nominal value
per share, represented by American            400,000 shares            $6.0625              $2,425,000            $640.20
depositary shares
------------------------------------------ --------------------- --------------------- ---------------------- ------------------

(1) A separate registration statement on Form F-6 (File No. 33-98228) is effective with respect to the American depositary shares represented by American depositary receipts issuable on a one-for-one basis with the Ordinary Shares registered hereby upon deposit of such Ordinary Shares.

(2) Ordinary Shares of Insignia Solutions plc (the "Company"), 20 pence nominal value per share, represented by American depositary shares, being registered hereby relate to the Insignia Solutions plc 1995 Incentive Stock Plan for U.S. Employees and U.K. Employee Share Option Scheme 1996 (collectively, the "Plans"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional Ordinary Shares, represented by American depositary shares, as may become issuable pursuant to the anti-dilution provisions of the Plans.

(3) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h) and 457(c) under the Securities Act, based upon the average of the high and low prices of the ADSs on the Nasdaq National Market on December 11, 2000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                             INSIGNIA SOLUTIONS PLC
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which Annual Report contains audited financial statements for the year ended December 31, 1999;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed pursuant to Section 13(a) of the Exchange Act, which Quarterly Report contains the Registrant's financial statements for the quarter ended September 30, 2000;

     (c) The Registrant's Definitive Proxy Statement for its 2000 Annual General Meeting of Shareholders filed pursuant to Section 14 of the Exchange Act;

     (d)  The Registrant's Current Report on Form 8-K filed on November 29,
          2000;

     (e) The description of the Registrant's Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.

     The Registrant's Articles of Association contain a provision to the effect that, so far as permitted by the statutory provisions of English law, the directors and secretary shall be indemnified by the Registrant against liabilities incurred by them in relation to the affairs of the Registrant. However, the Companies Act 1985 renders any such indemnity ineffective to the extent it applies to neglect or breach of duty in relation to the Registrant, except to the extent that it covers costs incurred by the director or secretary in respect of court proceedings in which judgment is given in his favor.

     The Registrant's policy is to enter into indemnity agreements with each of its directors and executive officers. In addition, Insignia Solutions, Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant, enters into indemnity agreements with each of the Registrant's directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. Neither the Registrant nor Insignia Solutions, Inc. will be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims (i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the indemnity agreements; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Exchange Act and related laws; (iv) on account of conduct by an indemnified party that is finally adjudged to have been in bad faith or conduct that the indemnified party did not reasonably believe to be in, or not opposed to, the best interests of the Registrant; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The indemnity agreements are not exclusive of any rights a director or executive officer may have under the Articles of Association, other agreements, any majority-in-interest vote of the shareholders or vote of disinterested directors, applicable law or otherwise.

     The indemnification provision in the Articles of Association, and the indemnity agreements, may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act. In addition, the Registrant has director and officer liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     None.

ITEM 8.  EXHIBITS.

     4.01  Registration Rights Agreement, dated as of June 5, 1992, as amended
           (incorporated herein by reference to Exhibit 4.02 of the Registrant's
           Registration Statement on Form F-1 (File No. 33-98230) declared effective by the Commission on November 13, 1995).

     4.02  Deposit Agreement between Registrant and The Bank of New York
           (incorporated herein by reference to Exhibit 4.03 of the Registrant's
           Annual Report on Form 10-K (File No. 0-27012) for the year ended
           December 31, 1995 (the "1995 10-K").

     4.03 Form of American depositary receipt (incorporated herein by reference to Exhibit 4.04 of the 1995 10-K).

     4.04 Registrant's 1995 Incentive Stock Option Plan for U.S. Employees and related documents, as amended.*

     4.05 Registrant's U.K. Employee Share Option Scheme 1996 and related documents, as amended.*

     5.01  Opinion of Macfarlanes.*

    23.01  Consent of Macfarlanes (included in Exhibit 5.01).*

    23.02  Consent of Independent Accountants.*

    24.01  Power of Attorney (included on signature page).*

---------------------------
    *      filed herewith

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 13, 2000.


                                          INSIGNIA SOLUTIONS plc


                                          /s/  Stephen M. Ambler
                                          -------------------------------------
                                          By: Stephen M. Ambler
                                              Its: Senior Vice President, Chief
                                              Financial Officer and Secretary



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Richard M. Noling and Stephen M. Ambler, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      Signature                               Title                              Date
                      ---------                               -----                              ----
PRINCIPAL EXECUTIVE OFFICER:

/s/  Richard M. Noling                                 President, Chief Executive                December 13, 2000
--------------------------------------------           Officer and a Director
Richard M. Noling


PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER:

/s/  Stephen M. Ambler                                 Senior Vice President, Chief              December 13, 2000
--------------------------------------------           Financial Officer and Secretary
Stephen M. Ambler


ADDITIONAL DIRECTORS:

/s/  Nicholas, Viscount Bearsted                       Chairman of the Board of Directors        December 13, 2000
--------------------------------------------
Nicholas, Viscount Bearsted


/s/  Albert E. Sisto                                   Director                                  December 13, 2000
--------------------------------------------
Albert E. Sisto


/s/  Vincent S. Pino                                   Director                                  December 13, 2000
--------------------------------------------
Vincent S. Pino


/s/  David G. Frodsham                                 Director                                  December 13, 2000
--------------------------------------------
David G. Frodsham


                                  EXHIBIT INDEX

         4.01 Registration Rights Agreement, dated as of June 5, 1992, as amended (incorporated herein by reference to Exhibit 4.02 of the Registrant's Registration Statement on Form F-1 (File No.
                  33-98230) declared effective by the Commission on November 13,
                  1995).

         4.02     Deposit Agreement between Registrant and The Bank of New York
                  (incorporated herein by reference to Exhibit 4.03 of the Registrant's Annual Report on Form 10-K (File No. 0-27012) for the year ended December 31, 1995 (the "1995 10-K").

         4.03 Form of American Depositary Receipt (incorporated herein by reference to Exhibit 4.04 of the 1995 10-K).

         4.04     Registrant's 1995 Incentive Stock Option Plan for U.S.
                  Employees and related documents, as amended.*

         4.05 Registrant's U.K. Employee Share Option Scheme 1996 and related documents, as amended.*

         5.01     Opinion of Macfarlanes.*

         23.01    Consent of Macfarlanes (included in Exhibit 5.01).*

         23.02    Consent of Independent Accountants.*

         24.01    Power of Attorney (included on signature page).*

---------------------------
         *        filed herewith